Exhibit 10.1

MYERS INDUSTRIES, INC.

2021 LONG-TERM INCENTIVE PLAN

1. Purpose. This 2021 Long-Term Incentive Plan (the “Plan”) is intended to encourage officers, directors and other key employees of, and consultants to, the Company and its Subsidiaries to acquire or increase their ownership of common stock of the Company on reasonable terms.  Grants made hereunder are part of the total compensation package for such persons and the opportunity so provided is intended to foster in participants a strong incentive to put forth maximum effort for the long-term success and growth of the Company and its Subsidiaries, to encourage long-term strategic decision making on the part of Participants, to aid in retaining individuals who put forth such efforts and strategic decision making, and to assist in attracting the best available individuals to the Company and its Subsidiaries in the future, in each case, for the benefit of the Company’s shareholders.

2. Definitions. In addition to the terms defined in Section 1 above and elsewhere in the Plan, the following capitalized terms used in the Plan have the respective meanings set forth in this Section:

2.1 “Annual Limit” shall have the meaning specified in Section 5(b).

2.2 “Award” means any Option, SAR, Restricted Stock or Restricted Stock Unit, together with any related right or interest, granted to a Participant under the Plan.

2.3 “Beneficiary” means the legal representative of the Participant’s estate entitled by will or the laws of descent and distribution to receive the benefits under a Participant’s Award upon a Participant’s death, provided that, if and to the extent authorized by the Committee, a Participant may be permitted to designate a Beneficiary, in which case the “Beneficiary” instead will be the person, persons, trust or trusts (if any are then surviving) which have been designated by the Participant in his or her most recent written and duly filed beneficiary designation to receive the benefits specified under the Participant’s Award upon such Participant’s death.

2.4 “Board” means the Company’s Board of Directors.

2.5 “Canadian Participants” means Participants who are resident in Canada for purposes of the Income Tax Act (Canada).

2.6 “Change of Control” means a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, whether or not the Company is then subject to such reporting requirement;  provided that, without limitation, a Change in Control shall be deemed to have occurred if:

(a) Any “person” (as defined in Sections 13(d) and 14(d) of the Exchange Act), becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding securities; provided that a Change in Control shall not be deemed to occur under this Section 2.4(a) by reason of the acquisition of securities by the Company or an employee benefit plan (or any trust funding such a plan) maintained by the Company;

(b) During any period of one year there shall cease to be a majority of the Board comprised of Continuing Directors; or

(c) There occurs (i) a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation,  (ii) the approval by the stockholders of the Company of a plan of complete liquidation of the Company, or (iii) the sale or disposition by the Company of more than fifty percent (50%) of  the Company’s assets.  For purposes of this Section 2.6(c), (A) a sale of more than fifty percent (50%) of the Company’s assets includes a sale of more than fifty percent (50%) of the aggregate value of the assets of the Company and its Subsidiaries or the sale of stock of one or more of the Company’s Subsidiaries with an aggregate value in excess of fifty percent (50%) of the aggregate value of the

Company and its Subsidiaries or any combination of methods by which more than fifty percent (50%) of the aggregate value of the Company and its Subsidiaries is sold, and (B) a transfer of Company assets to a corporate or non-corporate entity (such as a partnership or limited liability company) in which the Company owns equity securities possessing at least fifty percent (50%) of the total combined voting power of all classes of equity securities in such corporate or non-corporate entity shall not be treated as a sale or disposition by the Company of the assets contributed to such corporate or non-corporate entity.

For purposes of this Plan, a “Change of Control” will be deemed to occur:

(i) on the day on which a thirty percent (30%) or greater ownership interest described in Section 2.6(a) is acquired (other than by reason of the acquisition of securities by the Company or an employee benefit plan (or any trust funding such a plan) maintained by the Company, provided that a subsequent increase in such ownership interest after it first equals or exceeds thirty percent (30%) shall not be deemed a separate Change of Control;

(ii) on the day on which Continuing Directors cease to be a majority of the Board as described in Section 2.6(b);

(iii) on the day of a merger, consolidation or sale of assets as described in Section 2.6(c)(i) or Section 2.6(c)(iii); or

(iv) on the day of the approval of a plan of complete liquidation as described in Section 2.6(c)(ii).

2.7 “Code” means the Internal Revenue Code of 1986, as amended. References to any provision of the Code or regulation thereunder shall include any successor provisions and regulations, and reference to regulations includes any applicable guidance or pronouncement of the Department of the Treasury and the Internal Revenue Service.

2.8 “Continuing Directors” mean individuals who at the beginning of any period (not including any period prior to the date of this Agreement) of one year constitute the Board and any new Director(s) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved.

2.9 “Committee” means the Compensation and Management Development Committee of the Board, the composition and governance of which shall consist of at least two directors who qualify as non-employee directors within the meaning of Rule 16b‑3 as established in the Committee’s charter as approved from time to time by the Board and subject to Section 303A.05 of the Listed Company Manual of the New York Stock Exchange and other corporate governance documents of the Company. No action of the Committee shall be void or deemed to be without authority due to the failure of any member, at the time the action was taken, to meet any qualification standard set forth in the Committee’s charter or the Plan. The full Board may perform any function of the Committee hereunder except to the extent limited under Section 303A.05 of the Listed Company Manual of the New York Stock Exchange, in which case the term “Committee” shall refer to the Board.

2.10 “Director” means a member of the Board who is not also an Employee.

2.11 “Effective Date” means the effective date specified in Section 11(q).

2.12 “Eligible Person” has the meaning specified in Section 5.

2.13 “Employee” means an officer (including officers who are members of the Board), and other key employees of the Company or any of its Subsidiaries.

2.14 “Exchange Act” means the Securities Exchange Act of 1934, as amended. References to any provision of the Exchange Act or rule (including a proposed rule) thereunder shall include any successor provisions and rules.

2.15 “Fair Market Value” means the fair market value of Stock, Awards or other property as determined in good faith by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Stock shall be the closing price per share of Stock reported on a consolidated basis for securities listed on the principal stock exchange or market on which Stock is traded on the day as of which such Fair Market Value is being determined or, if there is no closing price on that day, then the closing price on the last previous day on which a closing price was reported.

2.16 “Incentive Stock Option” or “ISO” means any Option designated as an incentive stock option within the meaning of Code Section 422 and qualifying thereunder.

2.17 “Option” means a right, granted under the Plan, to purchase Stock.

2.18 “Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

2.19 “Performance Goal” means one or more written objective goals approved by the Committee, which performance goal or goals are determined based on one or more of the following business criteria: (i) increase in the Fair Market Value of the Shares, (ii) total stockholder return, (iii) revenue, sales, settlements, market share, customer conversion, net income, stock price and/or earnings per share, (iv) return on assets, net assets, and/or invested capital, (v) economic value added, (vi) improvements in costs and/or expenses, (vii) EBIT, EBITDA, operating or gross profits, cash earnings or income from continuing operations, (viii) net cash from continuing operations or cash flow from operating activities;  (ix) performance relative to peer group; (x) free cash flow as a percentage of sales; or (x) any performance measure established by the Committee.

2.20 “Prior Plan” means the Amended and Restated 2017 Stock Incentive Plan of Myers Industries, Inc.

2.21 “Restricted Stock” means Stock granted under the Plan which is subject to certain restrictions and to a risk of forfeiture.

2.22 “Restricted Stock Unit” or “RSU” means a right, granted under the Plan, to receive Stock, cash or other Awards or a combination thereof at the end of a specified deferral period.

2.23 “Retirement” eligibility for purposes of the Plan and any Award hereunder means age 65 or older with at least three years of service.

2.24 “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

2.25 “Share Pool” has the meaning specified in Section 4.

2.26 “Stock” means the Company’s Common Stock, no par value, and any other equity securities of the Company or another issuer that may be substituted or resubstituted for Stock pursuant to Section 11(c).

2.27 “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Section 6(c).

2.28 “Subsidiary” means any corporation or corporations other than the employer corporation in an unbroken chain of corporations beginning with the employer corporation if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

3. Administration.

(a) Authority of the Committee. The Plan shall be administered by the Committee, which shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants; to grant Awards; to determine the type and number of Awards, the dates on which Awards may be exercised and on which the risk of forfeiture shall lapse or terminate, the acceleration of any such dates, the expiration date of any Award, whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards, or other property, and other terms and conditions of, and all other matters relating to, Awards; to prescribe documents evidencing or setting terms of Awards (such Award documents need not be identical for each Participant), amendments thereto, and rules and regulations for the administration of the Plan and amendments thereto (including outstanding Awards); to construe and interpret the Plan and Award documents and correct defects, supply omissions or reconcile inconsistencies therein; and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. Decisions of the Committee with respect to the administration and interpretation of the Plan shall be final, conclusive and binding upon all persons interested in the Plan, including Participants, Beneficiaries, transferees under Section 11(b) and other persons claiming rights from or through a Participant, and stockholders of the Company.

(b) Manner of Exercise of Committee Authority. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may act through subcommittees, including for purposes of perfecting exemptions under Rule 16b-3, in which case the subcommittee shall be subject to and have authority under the charter applicable to the Committee, and the acts of the subcommittee shall be deemed to be acts of the Committee hereunder. The Committee may delegate the administration of the Plan to one or more officers or Employees of the Company, and such administrator(s) may have the authority to grant Awards under the Plan, as may be determined by the Committee from time to time, to execute and distribute Award agreements or other documents evidencing or relating to Awards granted by the Committee under the Plan, to maintain records relating to Awards, to process or oversee the issuance of Stock under Awards, to interpret and administer the terms of Awards and to take such other actions as may be necessary or appropriate for the administration of the Plan and of Awards under the Plan, provided that in no case shall any such administrator be authorized (i) to take any action that would result in the loss of an exemption under Rule 16b-3 for Awards granted to or held by Participants who at the time are subject to Section 16 of the Exchange Act in respect of the Company, or (ii) to make any determination required to be made by the Committee under the New York Stock Exchange corporate governance standards applicable to listed company compensation committees (currently, Rule 303A.05). Any action by any such administrator within the scope of its delegation shall be deemed for all purposes to have been taken by the Committee and, except as otherwise specifically provided, references in the Plan to the Committee shall include any such administrator. The Committee established pursuant to Section 3(a) and, to the extent it so provides, any subcommittee, shall have sole authority to determine whether to review any actions and/or interpretations of any such administrator, and if the Committee shall decide to conduct such a review, any such actions and/or interpretations of any such administrator shall be subject to approval, disapproval or modification by the Committee.

(c) Limitation of Liability. The Committee and each member thereof, and any person acting pursuant to authority delegated by the Committee, shall be entitled, in good faith, to rely or act upon any report or other information furnished by any executive officer, other officer or Employee of the Company or a subsidiary or affiliate of the Company, the Company’s independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee, any person acting pursuant to authority delegated by the Committee, and any officer or Employee of the Company or a subsidiary or affiliate of the Company acting at the direction or on behalf of the Committee or a delegee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

4. Stock Subject to Plan.

(a) Overall Number of Shares Available for Delivery. The total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be 2,000,000 (the “Share Pool”). Any Shares that are not subject to an award under the Prior Plan as of the Effective Date of this Plan shall no longer be eligible to be issued. Subject to limitations provided in Section 6(b)(iv), up to 500,000 authorized shares may be granted as ISOs under the Plan. The total number of shares available is subject to adjustment as provided in Section 11(c). Any shares of Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares.

(b) Share Counting Rules. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments in accordance with this Section 4(b).

(i) Except as set forth below, to the extent that an Award granted under the Plan expires or is forfeited, cancelled, surrendered or otherwise terminated without issuance of shares to the Participant, settled only in cash or settled by the issuance of fewer shares than the number underlying the Award, the shares retained by or tendered to the Company will be available under the Plan.

(ii) Shares that are withheld from an Award of Restricted Stock or RSUs granted under the Plan to cover withholding tax obligations related to that Award or shares that are separately tendered by the Participant (either by delivery or attestation) in payment of such taxes shall be deemed to constitute shares not delivered to the Participant and will be available for future grants under the Plan.

(iii) Shares that are withheld from, or that are tendered by a Participant (either by delivery or attestation) in connection with, an Award of Options or SARs granted under the Plan to cover withholding tax obligations related to that Award or the exercise price of that Award, shall be deemed to constitute shares delivered to the Participant and shall not be available for future grants under the Plan. For purposes of clarity, upon the exercise of an Option or SAR, the gross number of shares exercised, and not solely the net number of shares delivered upon such exercise, shall be treated as issued pursuant to the Plan and the shares subject to the exercised Option or SAR that are not issued or delivered upon such exercise will not be available for future grants under the Plan.

(iv) In addition, in the case of any Award granted through the assumption of, or in substitution for, an outstanding award granted by a company or business acquired by the Company or a subsidiary or affiliate of the Company or with which the Company or a subsidiary or affiliate of the Company merges, consolidates or enters into a similar corporate transaction, shares issued or issuable in connection with such substitute Award shall not be counted against the Share Pool.

5. Eligibility; Per-Person Award Limitations.

(a) Eligibility. Awards may be granted under the Plan only to Eligible Persons. For purposes of the Plan, an “Eligible Person” means a Director, a key consultant for the Company or a Subsidiary, or an Employee, including any person who has been offered employment by the Company or a subsidiary or affiliate of the Company, provided that such prospective Employee may not receive any payment or exercise any right relating to an Award until such person has commenced employment with the Company or a subsidiary or affiliate of the Company. An Employee on leave of absence may be considered as still in the employ of the Company or a Subsidiary for purposes of eligibility for participation in the Plan, if so determined by the Committee. Holders of awards granted by a company or business acquired by the Company or a Subsidiary, or with which the Company or a Subsidiary merges, consolidates or enters into a similar corporate transaction, who will become Eligible Persons are eligible for grants of substitute awards granted through the assumption of, or in substitution for, such outstanding awards previously granted, under the Plan in connection with such transaction, if so determined by the Committee.

(b) Per-Person Award Limitations. During any calendar year during any part of which the Plan is in effect, an Eligible Person may be granted Awards under Section 6(b), Section 6(c), Section 6(d), or Section 6(e) up to the Annual Limit (such Annual Limit to apply in the aggregate for all types of Award authorized under the Plan). A Participant’s Annual Limit, in any single fiscal year during any part of which the Participant is then eligible under the Plan, shall equal 1,000,000 shares, subject to adjustment as provided in Section 11(c).  The aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all Awards granted to any Director during any single fiscal year shall not exceed $300,000.

6. Specific Terms of Awards.

(a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 11(e) and Section 11(k)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment or service by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion with respect to any term or condition of an Award that is not mandatory under the Plan, subject to Section 11(k). The Committee may require payment of consideration for an Award except as limited by the Plan. The minimum vesting and minimum exercisability conditions described below need not apply (i) in the case of the death or disability of the Participant or termination of employment of a Participant in connection with a Change of Control, and (ii) with respect to up to an aggregate of 5% of the shares of Stock authorized under the Plan, which may be granted (or regranted upon forfeiture) in any form permitted under the Plan without regard to such minimum vesting or minimum exercisability requirements.

(b) Options. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(i) Exercise Price. The exercise price per share of Stock purchasable under an Option (including both ISOs and non-qualified Options) shall be determined by the Committee, provided that, notwithstanding anything contained herein to the contrary, such exercise price shall be (A) fixed as of the grant date, and (B) not less than the Fair Market Value of a share of Stock on the grant date. Notwithstanding the foregoing, any substitute award granted through the assumption of, or in substitution for, an outstanding award granted by a company or business acquired by the Company or a subsidiary or affiliate of the Company, or with which the Company or a subsidiary or affiliate of the Company merges, consolidates or enters into a similar corporate transaction, may be granted with an exercise price per share of Stock other than as required above.

(ii) No Repricing. Without the approval of stockholders of the Company, the Committee will not amend or replace previously granted Options in a transaction that constitutes a “repricing,” meaning any reduction in exercise price, cancellation of an Option or exchange for another Option with a lower exercise price, cancellation of an Option for cash, or cancellation of an Option for another grant if the exercise price of the cancelled Option is greater than the Fair Market Value of the shares of Stock subject to the cancelled Option at the time of cancellation, other than in conjunction with a Change of Control or other adjustment under Section 11(c), or any other “repricing” as that term is used in Section 303A.08 of the Listed Company Manual of the New York Stock Exchange (or any successor provision).

(iii) Option Term; Time and Method of Exercise. The Committee shall determine the term of each Option, provided that in no event shall the term of any Option exceed a period of ten years from the date of grant. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part, provided that, notwithstanding anything contained herein to the contrary, the sole and exclusive basis for determining both the vesting and exercisability of an Option will be the passage of a specific period of time (which at a minimum shall be a period of one year) or the occurrence or non-occurrence of certain specific performance related or non-performance related events (e.g., death, disability or termination of employment in connection with a Change of Control). In addition, the Committee shall determine the methods by which such exercise price may be paid or deemed to be paid and the form of such payment (subject to Section 11(k) and Section 11(l)), including, without limitation, cash, Stock (including by withholding Stock deliverable upon exercise), other Awards or awards granted under other plans of the Company or any subsidiary or affiliate of the Company, or other property (including through broker-assisted “cashless exercise” arrangements, to the extent permitted by applicable law), and the methods by or forms in which Stock will be delivered or deemed to be delivered in satisfaction of Options to Participants.

(iv) ISOs. Notwithstanding anything to the contrary in this Section 6, in the case of the grant of an Option intending to qualify as an ISO: (A) if the Participant owns stock possessing more than 10 percent of the combined voting power of all classes of stock of the Company (a “10% Stockholder”), the purchase price of such Option must be at least 110 percent of the Fair Market Value of the Common Stock on the date of grant and the Option must expire within a period of not more than five years from the date of grant, and (B) termination of employment will occur when the person to whom an Award was granted ceases to be an Employee (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company and its subsidiaries. Notwithstanding anything in this Section 6 to the contrary, Options designated as ISOs shall not be eligible for treatment under the Code as ISOs to the extent that either (X) the aggregate Fair Market Value of shares of Common Stock (determined as of the time of grant) with respect to which such Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Subsidiary) exceeds $100,000, taking Options into account in the order in which they were granted, or (Y) such Options otherwise remain exercisable but are not exercised within three months of termination of employment (or such other period of time provided in Section 422 of the Code).  Canadian Participants shall not be eligible to receive Incentive Stock Option Awards.

(c) Stock Appreciation Rights. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

(i) Right to Payment. An SAR shall confer on the Participant to whom the SAR is granted a right to receive, upon exercise thereof, shares of Stock having a value equal to the excess of (A) the Fair Market Value of one share of Stock on the date of exercise (or, in the case of a “Limited SAR,” the Fair Market Value determined by reference to the Change of Control Price, as defined under the applicable award agreement) over (B) the exercise or settlement price of the SAR as determined by the Committee. Stock Appreciation Rights may be granted to Participants from time to time either in tandem with or as a component of other Awards granted under the Plan (“tandem SARs”) or not in conjunction with other Awards (“freestanding SARs”) and may, but need not, relate to a specific Option granted under Section 6(b). The per share price for exercise or settlement of SARs (including both tandem SARs and freestanding SARs) shall be determined by the Committee, but in the case of SARs that are granted in tandem with an Option shall not be less than the exercise price of the Option and in the case of freestanding SARs shall be (X) fixed as of the grant date, and (Y) not less than the Fair Market Value of a share of Stock on the grant date.

(ii) No Repricing. Without the approval of stockholders of the Company, the Committee will not amend or replace previously granted SARs in a transaction that constitutes a “repricing,” meaning any reduction in exercise price, cancellation of an SAR in exchange for another SAR with a lower exercise price, cancellation of an SAR for cash, or cancellation of an SAR for another grant if the exercise price of the cancelled SAR is greater than the Fair Market Value of the shares of Stock subject to the cancelled SAR at the time of cancellation, other than in conjunction with a Change of Control or other adjustment under Section 11(c), or any other “repricing” as that term is used in Section 303A.08 of the Listed Company Manual of the New York Stock Exchange (or any successor provision).

(iii) Other Terms. The Committee shall determine the term of each SAR, provided that in no event shall the term of an SAR exceed a period of ten years from the date of grant. The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which an SAR may be exercised in whole or in part (including based on future service requirements which at a minimum shall be a period of one year), the method of exercise, method of settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, and whether or not an SAR shall be freestanding or in tandem or combination with any other Award. Limited SARs, that may only be exercised in connection with a Change of Control or termination of service following a Change of Control as specified by the Committee, may be granted on such terms, not inconsistent with this Section 6(c), as the Committee may determine. The Committee may require that an outstanding Option be exchanged for an SAR exercisable for Stock having vesting, expiration and other terms substantially the same as the Option, so long as such exchange will not result in additional accounting expense to the Company.

(d) Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

(i) Grant and Restrictions. Subject to Section 6(d)(ii), Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance conditions and/or future service requirements), in such installments or otherwise and under such other circumstances as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award document relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee). Upon any forfeiture of Restricted Stock, a Participant shall cease to have any rights of a stockholder of the Company and shall return any certificates representing such Restricted Stock to the Company. Canadian Participants shall not be eligible to receive Restricted Stock Awards.

(ii) Limitation on Vesting. The grant, issuance, retention, vesting and/or settlement of Restricted Stock shall occur at such time and in such installments as determined by the Committee or under criteria established by the Committee. Subject to Section 10, the Committee shall have the right to make the timing of the grant and/or the issuance, ability to retain, vesting and/or settlement of Restricted Stock subject to continued employment, passage of time and/or such performance conditions as deemed appropriate by the Committee; provided that the grant, issuance, retention, vesting and/or settlement of a Restricted Stock Award that is based in whole or in part on performance conditions and/or the level of achievement versus such performance conditions shall be subject to a performance period of not less than one year, and any Award based solely upon continued employment or the passage of time shall vest over a period of not less than three years from the date the Award is made, provided that such vesting may occur in pro rata installments over the three-year period, with the first installment vesting no sooner than the first anniversary of the date of grant of such Award.

(iii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv) Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee may require that any dividends paid on a share of Restricted Stock shall be either (A) paid with respect to such Restricted Stock at the dividend payment date in cash, in kind, or in a number of shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) automatically reinvested in additional Restricted Stock or held in kind, which shall be subject to the same terms as applied to the original Restricted Stock to which they relate. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(e) Restricted Stock Units. The Committee is authorized to grant RSUs to Participants, subject to the following terms and conditions:

(i) Award and Restrictions. Subject to Section 6(e)(ii), RSUs shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance conditions and/or future service requirements), in such installments or otherwise and under such other circumstances as the Committee may determine at the date of grant or thereafter. A Participant granted RSUs shall not have any of the rights of a stockholder of the Company, including the right to vote, until Stock shall have been issued in the Participant’s name pursuant to the RSUs, except that the Committee may provide for dividend equivalents pursuant to Section 6(e)(iii) below.

(ii) Limitation on Vesting. The grant, issuance, retention, vesting and/or settlement of RSUs shall occur at such time and in such installments as determined by the Committee or under criteria established by the Committee. Subject to Section 10, the Committee shall have the right to make the timing of the grant and/or the issuance, ability to retain, vesting and/or settlement of RSUs subject to continued employment, passage of time and/or such performance conditions as deemed appropriate by the Committee; provided that the grant, issuance, retention, vesting and/or settlement of an RSU that is based in whole or in part on performance conditions and/or the level of achievement versus such performance conditions shall be subject to a performance period of not less than one year, and any Award based solely upon continued employment or the passage of time shall vest over a period of not less than three years from the date the Award is made, provided that such vesting may occur in pro rata installments over the three-year period, with the first installment vesting no sooner than the first anniversary of the date of grant of such Award.

(iii) Dividend Equivalents. Unless otherwise determined by the Committee, dividend equivalents on the specified number of shares of Stock covered by an Award of RSUs shall be either (A) paid with respect to such RSUs at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such RSUs, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in additional RSUs, other Awards or other investment vehicles having a Fair Market Value equal to the amount of such dividends, as the Committee shall determine or permit a Participant to elect.

(f) Director Awards. Directors are generally granted an Award of Restricted Stock on each annual Board annual meeting date. Pursuant to this Section 6(f), a Director may elect to have any such annual Award converted into an equivalent grant of Restricted Stock Units. Any such election must be made in a written notice delivered to the Chairman of the Board or his designee on or before the annual meeting date for the calendar year immediately preceding the applicable annual meeting date. Each deferral election, once made, shall be irrevocable.  Any Restricted Stock Units granted to a Director pursuant to any such election shall provide that the Company will issue a Share to such Director for each Restricted Stock Unit on the date that such Director ceases to be a member of the Board for any reason whatsoever.  The Restricted Stock Units shall be subject to such other terms, including but not limited to provision for the payment of dividend equivalents, as contained in an Award Agreement approved by the Board.

7. Performance-Based Compensation.

(a) Performance Goals Generally. The Committee may condition the grant, issuance, vesting and/or settlement of any Award contingent upon achievement of pre-established Performance Goals and other terms set forth in this Section 7. The Performance Goal for such Awards shall consist of one or more business criteria and the level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 7. Performance Goals may differ for Awards granted to any one Participant or to different Participants.

(b) Written Determinations. Determinations by the Committee as to the establishment of performance conditions, the amount potentially payable in respect of performance-based Awards, the level of actual achievement of the specified performance conditions relating to such Awards, and the amount of any final Award shall be recorded in writing. Specifically, the Committee shall certify in writing prior to settlement of each such Award granted to a Covered Employee, that the performance objective relating to the performance-based Award and other material terms of the Award upon which settlement of the Award was conditioned have been satisfied.

(c) Settlement of Performance-Based Awards; Other Terms. Settlement of performance-based Awards shall be in cash or Stock, in the Committee’s discretion. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Awards. The Committee shall specify the circumstances in which such Awards shall be paid or forfeited in the event of a Participant’s death, disability or Retirement, in connection with a Change of Control or, subject to the one-year performance condition set forth in Section 6(d)(ii) and Section 6(e)(ii), in connection with any other termination of employment prior to the end of a performance period or settlement of such Awards.

(d) Right of Recapture. If at any time after the date on which a Participant has been granted or becomes vested in an Award pursuant to the achievement of a Performance Goal, the Committee determines that the earlier determination as to the achievement of the performance goal was based on incorrect data and that in fact the Performance Goal had not been achieved or had been achieved to a lesser extent than originally determined and a portion of an Award would not have been granted, vested or paid, given the correct data, then (i) such portion of the Award that was granted shall be forfeited and any related shares (or if such shares were disposed of, the cash equivalent) shall be returned to the Company as provided by the Committee, (ii) such portion of the Award that became vested shall be deemed to be not vested and any related shares (or if such shares were disposed of, the cash equivalent) shall be returned to the Company as provided by the Committee, and (iii) such portion of the Award paid to the Participant shall be paid by the Participant to the Company upon notice from the Company as provided by the Committee.

8. Certain Provisions Applicable to Awards.

(a) Stand-Alone, Additional, and Tandem Awards. Awards granted under the Plan may, in the Committee’s discretion, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any subsidiary or affiliate of the Company, or any business entity to be acquired by the Company or a subsidiary or affiliate of the Company, or any other right of a Participant to receive payment from the Company or any subsidiary or affiliate of the Company. Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards.

(b) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee, subject to the express limitations set forth in Section 6(b)(iii) and Section 6(c)(iii) or elsewhere in the Plan.

(c) Form and Timing of Payment under Awards. Subject to the terms of the Plan (including Section 11(k) and Section 11(l)) and any applicable Award document, payments to be made by the Company or a subsidiary or affiliate of the Company upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the Committee’s discretion or upon occurrence of one or more specified events, subject to Section 6(b)(iv), Section 11(k) and Section 11(l).

(d) No Dividends Payable with Respect to Unvested Awards. Notwithstanding anything in the Plan to the contrary, with respect to any Award under the Plan, no dividends (or dividend equivalents) shall be payable with respect to any shares of Stock underlying an Award until such underlying shares of Stock have vested.

9. Change of Control.

(a) Impact of Event. Unless the Board or the Committee provides otherwise (either at the time of grant of an Award or thereafter) prior to a Change of Control, this Section 9(a) shall govern the treatment of any Option, SAR, Restricted Stock or RSU, the exercisability, vesting and/or settlement of which is based solely upon continued employment or passage of time. In the case of an Award subject to this Section 9(a) that the acquiring or surviving company in the Change of Control assumes upon and maintains following the Change of Control (which Award shall be adjusted as to the number and kind of shares as may be determined appropriate by the Committee prior to the Change of Control), if there occurs an involuntary termination without cause of the Participant holding such Award (excluding voluntary resignation, death, disability or Retirement) within three months prior to or eighteen months following the Change of Control, such Award shall be treated as provided in clause (i) or clause (ii) of this Section 9(a), as applicable. In the case of an Award subject to this Section 9(a) that the acquiring or surviving company in the Change of Control does not assume upon the Change of Control, immediately prior to the Change of Control, such Award shall be treated as provided in clause (i) or clause (ii) of this Section 9(a), as applicable. The treatment provided for under this Section 9(a) is as follows:

(i) in the case of an Option or SAR, the Participant shall have the ability to exercise such Option or SAR, including any portion of the Option or SAR not previously exercisable, until the earlier of the expiration of the Option or SAR under its original term and a date that is two years (or such longer post-termination exercisability term as may be specified in the Option or SAR) following such date of termination of employment; and

(ii) in the case of Restricted Stock or RSUs, the Award shall become fully vested and shall be settled in full.

The Committee may also, through the terms of an Award or otherwise, provide for an absolute or conditional exercise, payment or lapse of conditions or restrictions on an Award which shall only be effective if, upon the announcement of a transaction intended to result in a Change of Control, no provision is made in such transaction for the assumption and continuation of outstanding Awards.

(b) Effect of Change of Control upon Performance-Based Awards. Unless the Committee specifies otherwise in the terms of an Award prior to a Change of Control, this Section 9(b) shall control the treatment of any Restricted Stock or RSU if, at the time of the Change of Control, the grant, issuance, retention, vesting and/or settlement of such Award is based in whole or in part on performance criteria and level of achievement versus such criteria. In the case of an Award subject to this Section 9(b) in which fifty percent (50%) or more of the performance period applicable to the Award has elapsed as of the date of the Change of Control, the Participant shall be entitled to payment, vesting or settlement of such Award based upon performance through a date occurring within three months prior to the date of the Change of Control, as determined by the Committee prior to the Change of Control, and pro-rated based upon the percentage of the performance period that has elapsed between the date such Award was granted and the date of the Change of Control. In the case of an Award subject to this Section 9(b) in which less than fifty percent (50%) of the performance period applicable to the Award has elapsed as of the date of the Change of Control, the Participant shall be entitled to payment, vesting or settlement of the target amount of such Award, as determined by the Committee prior to the Change of Control, pro-rated based upon the percentage of the performance period that has elapsed between the date such Award was granted and the date of the Change of Control. The Committee may determine either in advance or at the time of the Change of Control the treatment of the pro-rata portion of an Award attributable to the portion of the performance period occurring after the date of the Change of Control.

Notwithstanding the foregoing, in no event shall the treatment specified in Section 9(a) and Section 9(b) apply with respect to an Award prior to the earliest to occur of (i) the date such amounts would have been distributed in the absence of the Change of Control, (ii) a Participant’s “separation from service” (as defined under Section 409A of the Code) with the Company (or six months thereafter for “specified Employees”), (iii) the Participant’s death or “disability” (as defined in Section 409A(a)(2)(C) of the Code), or (iv) a “change in the ownership or effective control” of the Company or in the “ownership of a substantial portion of the assets” of the Company within the meanings ascribed to such terms in Treasury Department regulations issued under Section 409A of the Code, if and to the extent that the Committee determines, in its sole discretion, that the effect of such treatment prior to the time specified in this Section 9(b)(i), (ii), (iii) or (iv) would be the imposition of the additional tax under Section 409A(a)(1)(B) of the Code on a Participant holding such Award.

10. Additional Award Forfeiture Provisions.

(a) Forfeiture of Options and Other Awards and Gains Realized Upon Prior Option Exercises or Award Settlements. Unless otherwise determined by the Committee, each Award granted shall be subject to the following additional forfeiture conditions, to which the Participant, by accepting an Award hereunder, agrees. If any of the events specified in Section 10(b)(i), (ii), (iii) or (iv) occurs (a “Forfeiture Event”), all of the following forfeitures will result:

(i) The unexercised portion of each Option held by the Participant, whether or not vested, and any other Award not then settled will be immediately forfeited and canceled upon the occurrence of the Forfeiture Event; and

(ii) The Participant will be obligated to repay to the Company, in cash, within five business days after demand is made therefor by the Company, the total amount of Award Gain (as defined herein) realized by the Participant upon each exercise of an Option or settlement of an Award that occurred on or after (A) the date that is six months prior to the occurrence of the Forfeiture Event, if the Forfeiture Event occurred while the Participant was employed by the Company or a subsidiary or affiliate of the Company, or (B) the date that is six months prior to the date the Participant’s employment by the Company or a subsidiary or affiliate of the Company terminated, if the Forfeiture Event occurred after the Participant ceased to be so employed. For purposes of this Section 10, the term “Award Gain” shall mean (X) in respect of a given Option exercise, the product of (1) the Fair Market Value per share of Stock at the date of such exercise (without regard to any subsequent change in the market price of shares) minus the exercise price times (2) the number of shares as to which the Option was exercised at that date, and (Y) in respect of any other settlement of an Award granted to the Participant, the Fair Market Value of the cash or Stock paid or payable to the Participant (regardless of any elective deferral)

less any cash or the Fair Market Value of any Stock or property (other than an Award or award which would have itself then been forfeitable hereunder and excluding any payment of tax withholding) paid by the Participant to the Company as a condition of or in connection such settlement.

(b) Events Triggering Forfeiture. The forfeitures specified in Section 10(a) will be triggered upon the occurrence of any one of the following Forfeiture Events at any time during a Participant’s employment by the Company or a subsidiary or affiliate of the Company, or during the one-year period following termination of such employment:

(i) The Participant, acting alone or with others, directly or indirectly, (A) engages, either as employee (Employee), employer, consultant, advisor, or director, or as an owner, investor, partner, or stockholder unless the Participant’s interest is insubstantial, in any business in an area or region in which the Company or a subsidiary or affiliate of the Company conducts business at the date the event occurs, which is directly in competition with a business then conducted by the Company or a subsidiary or affiliate of the Company; (B) induces any customer or supplier of the Company or a subsidiary or affiliate of the Company, with which the Company or a subsidiary or affiliate of the Company has a business relationship, to curtail, cancel, not renew, or not continue his or her or its business with the Company or any subsidiary or affiliate of the Company; or (C) induces, or attempts to influence, any Employee of or service provider to the Company or a subsidiary or affiliate of the Company to terminate such employment or service. The Committee shall, in its discretion, determine which lines of business the Company and the subsidiaries and affiliates of the Company conduct on any particular date and which third parties may reasonably be deemed to be in competition with the Company or a subsidiary or affiliate of the Company. For purposes of this Section 10(b)(i), a Participant’s interest as a stockholder is insubstantial if it represents beneficial ownership of less than five percent of the outstanding class of stock, and a Participant’s interest as an owner, investor, or partner is insubstantial if it represents ownership, as determined by the Committee in its discretion, of less than five percent of the outstanding equity of the entity;

(ii) The Participant discloses, uses, sells, or otherwise transfers, except in the course of employment with or other service to the Company or any subsidiary or affiliate of the Company, any confidential or proprietary information of the Company or any subsidiary or affiliate of the Company, including but not limited to information regarding the Company’s and its subsidiaries’ and affiliates’ current and potential customers, organization, Employees, finances, and methods of operations and investments, so long as such information has not otherwise been disclosed to the public or is not otherwise in the public domain (other than by the Participant’s breach of this provision), except as required by law or pursuant to legal process, or the Participant makes statements or representations, or otherwise communicates, directly or indirectly, in writing, orally, or otherwise, or takes any other action which may, directly or indirectly, disparage or be damaging to the Company or any of its subsidiaries or affiliates or their respective officers, directors, Employees, advisors, businesses or reputations, except as required by law or pursuant to legal process; or

(iii) The Participant fails to cooperate with the Company or any subsidiary or affiliate of the Company in any way, including, without limitation, by making himself or herself available to testify on behalf of the Company or such subsidiary or affiliate of the Company in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, or otherwise fails to assist the Company or any subsidiary or affiliate of the Company in any way, including, without limitation, in connection with any such action, suit, or proceeding by providing information and meeting and consulting with members of management of, other representatives of, or counsel to, the Company or such subsidiary or affiliate, as reasonably requested.

(iv) The Participant, alone or in conjunction with another person, (A) interferes with or harms, or attempts to interfere with or harm, the relationship of the Company or any subsidiary or affiliate of the Company with any person who at any time was a customer or supplier of the Company or any subsidiary or affiliate of the Company or otherwise had a business relationship with the Company or any subsidiary or affiliate of the Company; or (B) hires, solicits for hire, aids in or facilitates the hire, or causes to be hired, either as an employee, contractor or consultant, any person who is currently employed, or was employed at any time during the six-month period prior thereto, as an employee, contractor or consultant of the Company or any subsidiary or affiliate of the Company.

(c) Agreement Does Not Prohibit Competition or Other Participant Activities. Although the conditions set forth in this Section 10 shall be deemed to be incorporated into an Award, a Participant is not thereby prohibited from engaging in any activity set forth in Section 10(b)(i), including but not limited to competition with the Company and its subsidiaries and affiliates. The non-occurrence of the Forfeiture Events set forth in Section 10(b) is a condition to the Participant’s right to realize and retain value from his or her compensatory Options and Awards, and the consequence under the Plan if the Participant engages in an activity giving rise to any such Forfeiture Event are the forfeitures specified herein. The Company and a Participant shall not be precluded by this provision or otherwise from entering into other agreements concerning the subject matter of Section 10(a) and Section 10(b).

(d) Committee Discretion. The Committee may, in its discretion, waive in whole or in part the Company’s right to forfeiture under this Section 10, but no such waiver shall be effective unless evidenced by a writing signed by a duly authorized officer of the Company. In addition, the Committee may impose additional conditions on Awards, by inclusion of appropriate provisions in the document evidencing or governing any such Award.

11. General Provisions.

(a) Compliance with Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee and subject to Section 11(k), postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other securities of the Company are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as the Committee may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations. The foregoing notwithstanding, in connection with a Change of Control, the Company shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Stock or payment of benefits under any Award or the imposition of any other conditions on such issuance, delivery or payment, to the extent that such postponement or other condition would represent a greater burden on a Participant than existed on the 90th day preceding the Change of Control.

(b) Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Company or a subsidiary or affiliate thereof), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred to one or more transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee, subject to any terms and conditions which the Committee may impose thereon (which may include limitations the Committee may deem appropriate in order that offers and sales under the Plan will meet applicable requirements of registration forms under the Securities Act of 1933 specified by the Securities and Exchange Commission). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award document applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

(c) Adjustments. In the event that any large, special and non-recurring dividend or other distribution (whether in the form of cash or property other than Stock), recapitalization, forward or reverse Stock split, Stock dividend, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock, then the Committee shall, in an equitable manner as determined by the Committee, adjust any or all of (i) the number and kind of shares of Stock or other securities of the Company or other issuer which are subject to the Plan, including the share limits, (ii) the number and kind of shares of Stock or other securities of the Company or other issuer by which annual per-person Award limitations are measured under Section 5, (iii) the number and kind of shares of Stock or other securities of the Company or other issuer subject to or deliverable in respect of outstanding Awards and (iv) the exercise price, settlement price or purchase price relating to any Award or, if deemed appropriate, the Committee may make provision for a payment of cash or property to the holder of an outstanding Option (subject to Section 11(k) and Section 11(l)) or other Award. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including performance-based Awards and performance goals and any hypothetical funding pool relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets affecting any performance conditions), or in response to changes in applicable laws, regulations, or accounting principles; provided that no such adjustment shall be authorized or made if and to the extent that the existence of such authority (i) would cause Options, SARs, Restricted Stock or RSUs granted under the Plan to Participants designated by the Committee as Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder to otherwise fail to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder, or (ii) would cause the Committee to be deemed to have authority to change the targets, within the meaning of Treasury Regulation 1.162-27(e)(4)(vi), under the performance goals relating to Options or SARs granted to Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder.

(d) Tax Provisions.

(i) Withholding. The Company and any subsidiary or affiliate of the Company is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction or event involving an Award, or to require a Participant to remit to the Company an amount in cash or other property (including Stock) to satisfy such withholding before taking any action with respect to an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s withholding obligations, either on a mandatory or elective basis in the discretion of the Committee, or in satisfaction of other tax obligations. The Company can delay the delivery to a Participant of Stock under any Award to the extent necessary to allow the Company to determine the amount of withholding to be collected and to collect and process such withholding.

(ii) Required Consent to and Notification of Code Section 83(b) Election. No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Code Section 83(b)) or under a similar provision of the laws of a jurisdiction outside the United States may be made unless expressly permitted by the terms of the Award document or by action of the Committee in writing prior to the making of such election. In any case in which a Participant is permitted to make such an election in connection with an Award, the Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or other applicable provision.

(iii) Requirement of Notification Upon Disqualifying Disposition Under Code Section 421(b). If any Participant shall make any disposition of shares of Stock delivered pursuant to the exercise of an ISO under the circumstances described in Code Section 421(b) (i.e., a disqualifying disposition), such Participant shall notify the Company of such disposition within ten days thereof.

(e) Changes to the Plan. The Board may amend, suspend or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of stockholders of the Company or Participants;

provided, however, that any amendment to the Plan shall be submitted to the Company’s stockholders for approval not later than the earliest annual meeting for which the record date is at or after the date of such Board action:

(i) if such stockholder approval is required by any federal or state law or regulation or the rules of the New York Stock Exchange or any other stock exchange or automated quotation system on which the Stock may then be listed or quoted; or

(ii) if such amendment would materially increase the number of shares reserved for issuance and delivery under the Plan; or

(iii) if such amendment would alter the provisions of the Plan restricting the Company’s ability to grant Options or SARs with an exercise price that is not less than the Fair Market Value of Stock; or

(iv) in connection with any action to amend or replace previously granted Options or SARs in a transaction that constitutes a “repricing,” as such term is used in Section 303A.08 of the Listed Company Manual of the New York Stock Exchange.

The Board may otherwise, in its discretion, determine to submit other amendments to the Plan to stockholders of the Company for approval; and provided further, that, without the consent of an affected Participant, no such Board (or any Committee) action may materially and adversely affect the rights of such Participant under any outstanding Award (for this purpose, actions that alter the timing of federal income taxation of a Participant will not be deemed material unless such actions result in an income tax penalty on the Participant). With regard to other terms of Awards, the Committee shall have no authority to waive or modify any such Award term after the Award has been granted to the extent the waived or modified term would be mandatory under the Plan for any Award newly granted at the date of the waiver or modification.

(f) Right of Setoff. The Company or any subsidiary or affiliate of the Company may, to the extent permitted by applicable law, deduct from and set off against any amounts the Company or a subsidiary or affiliate of the Company may owe to the Participant from time to time (including amounts payable in connection with any Award, owed as wages, fringe benefits, or other compensation owed to the Participant), such amounts as may be owed by the Participant to the Company, including but not limited to amounts owed under Section 10(a), although the Participant shall remain liable for any part of the Participant’s payment obligation not satisfied through such deduction and setoff. By accepting any Award granted hereunder, the Participant agrees to any deduction or setoff under this Section 11(f).

(g) Unfunded Status of Awards; Creation of Trusts. To the extent that any Award is deferred compensation, the Plan is intended to constitute an “unfunded” plan for deferred compensation with respect to such Award. With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Company’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

(h) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements, apart from the Plan, as it may deem desirable, including incentive arrangements and awards which do not qualify under Code Section 162(m), and such other arrangements may be either applicable generally or only in specific cases.

(i) Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash consideration, the Participant shall be repaid the amount of such cash consideration. In addition, nothing herein shall prevent the Committee from authorizing the payment in cash of any amounts with respect to forfeited Awards. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j) Certain Limitations on Awards to Ensure Compliance with Code Section 409A. Notwithstanding anything herein to the contrary, any Award that is deferred compensation within the meaning of Code Section 409A shall be automatically modified and limited to the extent that the Committee determines necessary to avoid the imposition of the additional tax under Section 409A(a)(1)(B) of the Code on a Participant holding such Award.

(k) Certain Limitations Relating to Accounting Treatment of Awards. Other provisions of the Plan notwithstanding, the Committee’s authority under the Plan (including under Section 8(c), Section 11(c) and Section 11(d)) is limited to the extent necessary to ensure that any Option or other Award of a type that the Committee has intended to be subject to “equity” accounting with a measurement date at the date of grant under applicable accounting standards shall not become subject to “liability” accounting solely due to the existence of such authority, unless the Committee specifically determines that the Award shall remain outstanding despite such “liability” accounting.

(l) Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan and any Award document shall be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable provisions of federal law.

(m) Awards to Participants Outside the United States. The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. An Award may be modified under this Section 11(n) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) of the Exchange Act for the Participant whose Award is modified.

(n) Limitation on Rights Conferred under Plan. Neither the Plan nor any action taken thereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a subsidiary or affiliate of the Company, (ii) interfering in any way with the right of the Company or a subsidiary or affiliate of the Company to terminate any Eligible Person’s or Participant’s employment at any time (subject to the terms and provisions of any separate written agreements), (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and Employees, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award or an Option is duly exercised. Except as expressly provided in the Plan and an Award document, neither the Plan nor any Award document shall confer on any person other than the Company and the Participant any rights or remedies thereunder.

(o) Severability; Entire Agreement. If any of the provisions of the Plan or any Award document is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability, and the remaining provisions shall not be affected thereby; provided, that, if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any agreements or documents designated by the Committee as setting forth the terms of an Award contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof.

(p) Plan Effective Date and Termination. The Plan shall become effective if, and at such time as, the stockholders of the Company have approved the Plan in accordance with applicable law and stock exchange requirements (such date, the “Effective Date”). Unless earlier terminated by action of the Board, the authority of the Committee to make grants under the Plan shall terminate on the date that is ten years after the latest date upon which stockholders of the Company have approved the Plan, and the Plan will remain in effect until such time as no Stock remains available for delivery under the Plan or as set forth above and the Company has no further rights or obligations under the Plan with respect to outstanding Awards under the Plan.